As  filed with the Securities and Exchange Commission on July 12,
1995

Registration No. 33-________


                               SECURITIES AND EXCHANGE COMMISSION
                                     WASHINGTON, D.C. 20549

                                            FORM S-3
                 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                         _______________

                                         INTRENET, INC.
                     (Exact name of registrant as specified in its charter)

               INDIANA                                                35-
1597565
   (State             or            other            jurisdiction            of
         (IRS Employer
        incorporation                     or                      organization)
      Identification No.)

                                400 TECHNECENTER DRIVE, SUITE 200
                                      MILFORD, OHIO  45150
                                         (513) 576-6666
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                                        JONATHAN G. USHER
                                   VICE PRESIDENT-FINANCE AND
                                     CHIEF FINANCIAL OFFICER
                                400 TECHNECENTER DRIVE, SUITE 200
                                      MILFORD, OHIO  45150
                                         (513) 576-6666
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                            COPY TO:

                                        DAVID C. WORRELL
                                         BAKER & DANIELS
                                 300 NORTH MERIDIAN, SUITE 2700
                                  INDIANAPOLIS, INDIANA  46204
                                         (317) 237-0300
                                           ----------
         Approximate date of commencement of proposed sale to public:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. <square>

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. <checked-box>

                                 CALCULATION OF REGISTRATION FEE

  Title of each class of     Amount to be registered  Proposed maximum offering     Proposed maximum       Amount of registration
     securities to be                                     price per unit{ 1}    aggregate offering price             fee
        registered                                                                          {1}
Common Stock, without par        264,212 shares                $3.4375                  $908,229                    $314
value

{1 }Estimated  solely  for  the  purpose  of  calculating the registration  fee pursuant to Rule 457(c), on the basis of the average of the closing bid and asked prices per share of the Common Stock of the Registrant on July 7, 1995.
                                           ----------
   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             CROSS REFERENCE SHEET

                   Pursuant to Item 501(b) of Regulation S-K

ITEM NUMBER AND HEADING             LOCATION OR CAPTION IN PROSPECTUS

1.                Forepart of the Registration Statement      Outside Front Cover Page
                  and Outside Front Cover Page of Prospectus
2.                Inside Front and Outside Back Cover Pages   Inside Front and Outside Back Cover Pages
                  of Prospectus
3.                Summary Information, Risk Factors and Ratio Investment Considerations
                  of Earnings to Fixed Charges
4.                Use of Proceeds                             Use of Proceeds
5.                Determination of Offering Price             Outside Front Cover Page
6.                Dilution                                    *
7.                Selling Security Holders                    Selling Shareholders
8.                Plan of Distribution                        Outside Front Cover Page; Plan of Distribution
9.                Description of Securities to be Registered  Outside Front Cover Page
10.               Interests of Named Experts and Counsel      *
11.               Material Changes                            Recent Developments
12.               Incorporation of Certain Information by     Incorporation of Certain Documents By Reference
                  Reference

_________________________
*  Omitted because item is not applicable.

                  SUBJECT TO COMPLETION, DATED July 12, 1995

PROSPECTUS
                                264,212 SHARES

                                INTRENET, INC.

                                 COMMON STOCK

                                 ____________

  Intrenet, Inc. (the "Company") is registering for possible future resale, from time to time, by the holder thereof (the "Selling Shareholder") 264,212 presently outstanding shares (the "Shares") of the Company's common stock, without par value (the "Common Stock"). See "Selling Shareholder". The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholder.

  The Common Stock currently trades in the Nasdaq Small  Cap  Market  under
the  symbol  INET.   The  last  reported sale price for the Common Stock on
August __, 1995, was $_______ per share.

  The Selling Shareholder directly, through agents who may be designated from time to time, or through dealers or underwriters also to be designated, may sell the Shares from time to time on terms to be determined at the time of sale. To the extent required, the Shares to be sold, the public offering price, name of any such agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. The expenses of registering the Shares are being paid by the Company. See "Plan of Distribution" for a more complete discussion of the method of distribution of the Shares by the Selling Shareholder.

  See "Risk Factors" for a discussion of certain considerations relevant to an investment in the Common Stock.
                          ______________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
         SECURITIES COMMISSION NOR HAS THE SECURITIES AND
            EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
              OF THIS PROSPECTUS.  ANY REPRESENTATION
              TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          _______________

        The date of this Prospectus is __________ __, 1995.

                             AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information filed by the Company can be inspected and copied, at the prescribed rates, at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 W. Madison Street, Chicago, Illinois 60661.

   This Prospectus constitutes a part of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto, in accordance with the rules and regulations of the Commission. For further information concerning the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and the exhibits and schedules filed therewith, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of which may be obtained from the Commission at prescribed rates. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents which have been filed with the Commission are hereby incorporated by reference in this Prospectus.

   1. The Company's Registration Statement on Form 8-A declared effective on May 16, 1991, which contains a description of the Common Stock, including any amendment or report filed for the purpose of updating such description;

   2. The Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1994; and

   3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.


   All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereby from the respective dates of filing such documents. Any statement or information contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to any person to whom a Prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits and schedules to such documents). Requests should be directed to: Jonathan G. Usher, at 400 TechneCenter Drive, Suite 200, Milford, Ohio 45150; (513) 576-6666.

                                  THE COMPANY


   The Company was formed in 1983 under the laws of the State of Indiana, and acts as a holding company for its truckload carrier subsidiaries. The Company owns, directly or indirectly, 100% of five licensed truckload carrier subsidiaries (the "Operating Subsidiaries"), which provide general and specialized carrier services on a regional basis throughout the 48 continental states and Canada. The Operating Subsidiaries are Roadrunner Trucking, Inc. ("RRT"); Eck Miller Transportation Corporation ("EMT"); Advanced Distribution System, Inc. ("ADS"); Roadrunner Distribution Services, Inc. ("RDS"); and C. I. Whitten Transfer Company ("CIW"). In addition, the Company owns an intercompany employee leasing subsidiary, and an inactive Bermuda captive-insurance subsidiary.

   The Company's Operating Subsidiaries presently operate more than 2,000 tractors, including tractors provided by owner-operators. Some of the Company's Operating Subsidiaries rely upon networks of commissioned agents and independent contractors who own and operate tractors and trailers. Other Operating Subsidiaries primarily use Company-operated equipment. During 1994, the Company's fleet traveled over 155 million miles delivering approximately 223,000 loads for Company customers. The Company also brokered over 10,000 loads.

   The Company's executive offices are located at 400 TechneCenter Drive, Suite 200, Milford, Ohio 45150 and its telephone number is (513) 576-6666.

   As of December 31, 1994, the Company had approximately 1,760 employees. At the same time, the Operating Subsidiaries had approximately 1,270 drivers, either as employees or independent contractors.


                              RECENT DEVELOPMENTS

   As previously reported, the Company reported net earnings of $263,000 ($0.03 per share) for the first three months of 1995 compared to net earnings of $1,032,000 ($0.10 per share) for the same period in 1994. As further discussed below, earnings were negatively impacted by a $1.2 million pre-tax loss at the Company's munitions specialty carrier, CIW.

   The Company's three flatbed carriers, RRT, EMT and ADS, continued to grow in 1995. Revenue at these three companies was up $6.6 million or 16 percent over the comparable 1994 period. Revenues at RDS, the Company's sole dry van carrier, remained largely unchanged in the 1995 versus 1994 periods. Excluding the loss at CIW, pre-tax earnings were up by $255,000 or 19 percent in 1995 over 1994. Further, the Company's 1995 operating ratio would have been 95.5% for the four carriers excluding CIW, as compared to 97.7% for all carriers combined.

   The 1995 loss at CIW is primarily attributable to lower revenues resulting largely from a reduction in hauling capacity. In addition, freight rates on military traffic were down from 1994 levels due to lower demand and increased competition. CIW experienced much higher turnover of owner operators providing tractors beginning late in 1994 and continuing into the first quarter of 1995. The Company has taken a number of steps to address the losses, including making changes in CIW management, increasing efforts to recruit drivers and owner operators, and instituting cost saving measures. These actions appear to be having a positive effect, however, additional losses at CIW will be reported for the second quarter of 1995.


                                 RISK FACTORS

HIGHLY LEVERAGED POSITION

   The Company is highly leveraged. Although the Company's debt has been reduced recently, the Company continues to have substantial indebtedness. As of March 31, 1995, the Company had total consolidated debt of $23.8 million, which included $8.4 million outstanding under the Company's bank credit facility. Total consolidated debt, as a percentage of total capitalization as of March 31, 1995, was 51%.

   The Company's substantial leverage may limit its ability to respond to changing business and economic conditions. The terms of the agreements relating to the bank credit facility impose certain operating and financial restrictions on the Company. Indebtedness outstanding under the bank credit facility is secured by substantially all of the Company's assets. There can be no assurance that the Company's leverage will not adversely affect the Company's ability to finance its future operations or capital needs.

NO PROCEEDS TO THE COMPANY

   The Company will not receive any proceeds or additional capital from the sale of the Shares by the Selling Shareholders.

EFFECT ON MARKET PRICE

   No prediction can be made as to the effect, if any, that sales of the Shares, or the availability of other shares of Common Stock for future sales, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could depress market prices. As of March 31, 1995, approximately 78% of the Common Stock was owned by 18 beneficial owners or groups of beneficial owners, most of whom have rights requiring the Company to register such shares for resale in the public market.

RESTRICTIONS IN PAYMENTS OF DIVIDENDS

   The Company has never paid cash dividends on the Common Stock. The agreements relating to the Company's bank credit facility restrict the Company's ability to pay cash dividends. The Company does not anticipate paying cash dividends on the Common Stock in the foreseeable future.

COMPETITION

   The trucking industry is intensely competitive and fragmented. The industry is characterized by low barriers to entry, a large number of carriers and the commodity nature of the services provided by many carriers. The Company competes with other irregular long-haul, full truckload carriers and, to a lesser extent, with medium-haul carriers, less-than-truckload carriers, railroads and proprietary transportation systems. The Company believes that there are a large number of other long-haul, full truckload, carriers with whom it competes, many of which have greater financial resources, operate more revenue equipment, and carry a larger volume of freight than the Company.


                                USE OF PROCEEDS

   The Company will not receive any of the proceeds from the sale of the Shares offered hereby.


                              SELLING SHAREHOLDER

   The following table provides certain information with respect to the Common Stock held by the Selling Shareholder. The Shares may be offered from time to time by the Selling Shareholder. All of the Shares are being registered hereunder.

                                                       Number of Shares
                                   Number of          Owned After Sale of
        Name of Selling             Shares           All Shares Registered
          SHAREHOLDER                OWNED                 HEREUNDER


Compton Management Corporation       264,212                   0


                             PLAN OF DISTRIBUTION

   The Selling Shareholder may sell all or a portion of the Shares from time to time directly to market makers, if any, acting as principals and/or to broker-dealers acting as agents for themselves or their customers or in privately negotiated transactions. Brokers acting as agents for the Selling Shareholder will receive usual and customary commissions for brokerage transactions, and market makers and block purchasers purchasing the Shares will do so for their own account and at their own risk. It is possible that the Selling Shareholder will attempt to sell Shares in block transactions to market makers or other purchasers at a price per share which may be below the then market price. There can be no assurance that all or any of the Shares offered hereby will be sold. Since the Selling Shareholder may sell the Shares without the benefit of an underwriter, the Company has advised it that it, any broker or others who may be deemed statutory underwriters, must comply with the prospectus delivery requirements of the Securities Act, and with certain provisions under the
Exchange Act. The provisions of the Exchange Act are designed to prevent sellers of securities from artificially bidding up, stabilizing or pegging the market prices for the securities which they are selling. Broker-dealers, market makers, block purchasers and specialists purchasing Shares pursuant to this Prospectus are cautioned that Rule 10b-6 promulgated under the Exchange Act may be applicable if they engage in any special selling efforts to dispose of Shares to which this Prospectus relates.

   To the extent that any person purchases a large block of the Shares being offered with a view to redistribution of such Shares, such person may be a statutory underwriter and any profit realized on the resale of the Shares may be deemed underwriting compensation. Purchasers acquiring large blocks should consider whether they may be statutory underwriters, as well as the necessity for delivery of the prospectus in connection with any resale.

   The Selling Shareholder, alternatively, may sell all or any part of the Shares offered hereby through an underwriter. The Selling Shareholder has not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. In the event that the Selling Shareholder enters into such agreement or agreements, relevant details will be set forth in a Prospectus Supplement.

   In accordance with applicable rules and regulations promulgated under the Exchange Act, any person engaged in a distribution of any of the Common Stock may not simultaneously engage in market-making activities with respect to any of the Common Stock for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation, Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of shares of the Common stock by the Selling Shareholder. All of the foregoing may affect the marketability of the Common Stock.

   The Company will pay all of the expenses incident to the registration of the Shares. The Selling Shareholder and any underwriter it may utilize will be indemnified by the Company against certain civil liabilities, including liabilities under the Securities Act, upon the terms described in a Stock Option Agreement dated January 15, 1991 between the Company and Compton Management Corporation. The Company has agreed to file the Registration Statement of which this Prospectus is a part relating to the Shares with the Commission and to use its best efforts to have such Registration Statement declared and kept continuously effective for a period of up to ninety (90 days) from the date on which the Registration Statement is declared effective.


                                 LEGAL MATTERS

   The validity of  the  Shares  of  Common  Stock  offered  pursuant  to  this
Prospectus   will   be  passed  upon  for  the  Company  by  Baker  &  Daniels,
Indianapolis, Indiana.


                                    EXPERTS

   The consolidated financial statements and schedules incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The expenses (not including underwriting commission and fees) of issuance and distribution of the securities are estimated to be:

   Securities and Exchange Commission
   Registration Fee                                $        314

   Accounting Fees and Expenses                    $             *(1)

   Attorneys' Fees and Expenses                    $             *(1)

   Blue Sky Fees and Expenses                      $             *(1)

   Miscellaneous Expenses                          $             *(1)



   Total                                           $             *(1)

_____________
   *To be filed by amendment

   (1) Estimated


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The Indiana Business Corporation Law provides in regard to indemnification of directors and officers as follows:

      23-1-38-8.[BASIS.] (a) A corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

      (1)the individual's conduct was in good faith; and

      (2)the individual reasonably believed;

         (A)in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and

         (B)in all other cases, that the individual's conduct was at least not opposed to its best interests; and

      (3)in the case of any criminal proceeding, the individual either:

         (A)had reasonable cause to believe the individual's conduct was lawful; or

         (B)had no reasonable cause to believe the individual's conduct was unlawful.

      (b)A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).

      (c)The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

   23-1-37-9. [AUTHORIZED.] Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

   23-1-37-13.   [OFFICERS,  EMPLOYEES  OR  AGENTS.]   Unless  a  corporation's
articles of incorporation provide otherwise:

         (1)An officer of the corporation, whether or not a director, is entitled to mandatory indemnification under section 9 of this chapter, and is entitled to apply for court-ordered indemnification under section 11 of this chapter, in each case to the same extent as a director;

         (2)The corporation may indemnify and advance expenses under this chapter to an officer, employee, or agent of the corporation, whether or not a director, to the same extent as to a director; and

         (3)A corporation may also indemnify and advance expenses to an officer, employee, or agent whether or not a director, to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

   23-1-37-15. [REMEDY NOT EXCLUSIVE OF OTHER RIGHTS.] (a) The indemnification and advance for expenses provided for or authorized by this chapter does not exclude any other rights to indemnification and advance for expenses that a person may have under:

         (1)A corporation's articles of incorporation or bylaws;

         (2)A resolution of the board of directors or of the shareholders; or

         (3)Any other authorization, whenever adopted, after notice, by a majority vote of all the voting shares then issued and outstanding.

      (b)If the articles of incorporation, by-laws, resolutions of the board of directors or of the shareholders, or other duly adopted authorization of indemnification or advance for expenses limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles, by-laws, resolutions of the board of directors or of the shareholders, or other duly adopted authorization of indemnification or advance for expenses.

      (c)This chapter does not limit a corporation's power to pay or reimburse expenses incurred by a director, officer, employee, or agent in connection with the person's appearance as a witness in a proceeding at a time when the person has not been made a named defendant or respondent to the proceeding.

   Reference is made to the Registrant's Restated Articles of Incorporation, which, under certain circumstances, require indemnification by the Registrant of its officers, directors, employees and agents. In general, the Registrant's Restated Articles of Incorporation permit indemnification if: the indemnified person acted in good faith and in a manner which he reasonably believed to be in the best interest of the Registrant; and in criminal actions, the indemnified person had no reasonable cause to believe his conduct to be unlawful. Any such person would be entitled to indemnification as a matter of right if he has been wholly successful, on the merits, with respect to any such actions; if not, his indemnification would be dependent on a determination by
(i) the Board of Directors, based upon a written finding of legal counsel or another independent referee or (ii) a court of competent jurisdiction, that the required standards of conduct have been met. A judgment, settlement, conviction or a plea of nolo contendere would not of itself preclude indemnification. Indemnification could include reasonable expenses of the indemnified person, judgments, fines and settlement payments. The Restated Articles of Incorporation authorize the Registrant to advance funds for expenses to an indemnified person, but only upon receipt of an undertaking that he will repay the same if it is ultimately determined that he is not entitled to indemnification. The rights of indemnification provided by the Restated Articles of Incorporation would not be exclusive of any other rights to which any indemnified person may otherwise be entitled, and such rights would extend to the heirs and legal representatives of such person.

   In addition, the Company has obtained a directors' and officers' liability and company reimbursement policy in the amount of $5,000,000, which insures against certain liabilities, including liabilities under the Securities Act, subject to applicable retention.


ITEM 16.  EXHIBITS

   5        Opinion of Baker & Daniels
   23 (a)   Consent of Arthur Andersen LLP
   23 (b)   Consent  of  Baker  &  Daniels is contained in its opinion filed as
            Exhibit 5
   24       The Power of Attorney is  contained  on  the signature page of this
            Registration Statement


ITEM 17.  UNDERTAKINGS

      (a)The undersigned registrant hereby undertakes:

         (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

      (b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (c)Insofar   as   indemnification  for  liabilities  arising  under   the
   Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (d)The undersigned registrant hereby undertakes that:

         (1)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2)For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milford, State of Ohio, on July 12, 1995.

                                      INTRENET, INC.


                                      By      /S/ JACKSON A. BAKER
                                          Jackson A. Baker, President and
                                          Chief Executive Officer


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jackson A. Baker and Jonathan G. Usher or either of them their true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


        SIGNATURE                        TITLE                     DATE


  /S/ JACKSON A. BAKER      President, Chief Executive Officer July 12, 1995
Jackson A. Baker        and Director (Principal Executive Officer)


  /S/ JONATHAN G. USHER     Vice   President-Finance,  Chief  FinancialJuly 12,
1995
Jonathan G. Usher       Officer, Treasurer and Secretary
                            (Principal Financial and Accounting
                            Officer)

  /S/ EDWIN H. MORGENS      Chairman of the Board and Director July 12, 1995
Edwin H. Morgens


   /S/ JOSEPH A. ADES       Director                           July 12, 1995
Joseph A. Ades


   /S/ ERIC C. JACKSON      Director                           July 12, 1995
Eric C. Jackson


  /S/ FERNANDO MONTERO      Director                           July 12, 1995
Fernando Montero


/S/ THOMAS J. NOONAN, JR.   Director                           July 12, 1995
Thomas J. Noonan, Jr.


   /S/ A. TORREY READE      Director                           July 12, 1995
A. Torrey Reade


  /S/ JAMES L. SHELNUTT     Director                           July 12, 1995
James L. Shelnutt


  /S/ JEFFREY B. STONE      Director                           July 12, 1995
Jeffrey B. Stone